     ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY ROSS TECHNOLOGY, INC. AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.

                              SEPARATION AGREEMENT


         This Separation Agreement (hereafter the "Agreement"), made this 5th day of December, 1997 (the "Effective Date"), is entered into by Roger D. Ross (hereinafter "Ross"), an individual, and ROSS Technology, Inc., a Delaware corporation (the "Company").

                                    RECITALS

A. WHEREAS, Ross has been employed by the Company, has held the position of Chairman of the Board, President and Chief Executive Officer of the
     Company, and has served as an officer and director of various of its subsidiaries;

B. WHEREAS, effective March 3, 1997, Ross resigned his positions as Chairman of the Board, President and Chief Executive Officer of the Company, and as a member of the Executive Committee of the Company's Board of Directors, but not his positions as a Director and as an employee of the Company;

C.   WHEREAS,  Ross ceased to be a Director  of the Company on August 11,  1997;
     and

D. WHEREAS, Ross and the Company now wish to finally and forever resolve all existing matters between them, including matters relative to Ross'
     employment, and to provide for the termination of the employment relationship;

          NOW, THEREFORE, in consideration of the aforementioned recitals and the mutual covenants and conditions set forth below and in full settlement of any and all claims arising out of Ross' employment or the termination of that employment which were or could have been raised by either party prior to the date of this Agreement, Ross and the Company hereby agree as follows:

                                    AGREEMENT

1. Resignation and Termination of Employment. Ross has resigned as Chairman, President and Chief Executive Officer of the Company effective March 3, 1997, and by this Agreement further resigns from any and all positions with any subsidiary or related company of the Company (including any position as an officer, board or committee member or nominal or statutory shareholder of any subsidiary or related companies, including without limitation his positions with ROSS Semiconductors (Israel) Ltd.) effective as of December 5, 1997 (the "Termination Date"), and the Company has accepted such resignations. Ross agrees to execute such documents as the Company may reasonably request in order to document or further effectuate such resignations. Ross hereby further resigns as an employee of the Company, and his employment by the Company will be deemed terminated effective as of the Termination Date.

2. Board of Directors. Ross hereby acknowledges that he ceased to be a member of the Board of Directors of the Company (the "Board") effective August 11, 1997.

3.   Salary, Bonus, Vacation and Non-Competition Payments.

     a. Ross acknowledges that he has received all unpaid salary due him through the Termination Date.

     b. Following the execution of this Agreement, the Company shall commence payments to Ross in the gross amount of $234,926.66, representing the unpaid portion of Ross' fiscal 1996 bonus entitlement of $281,912, plus interest on the amount of said bonus from July 31, 1996 through the date of payment at the rate of 9% per annum, in full payment of Ross' 1996 bonus entitlement. Ross acknowledges that no other bonus remains unpaid. He further acknowledges that he is entitled to no further or additional bonuses or consideration for bonus for any year or portion thereof.

     c. Following the execution of this Agreement, the Company shall also commence payments to Ross in the gross amount of $44,000, plus interest on the portion of said amount remaining unpaid from time to time, computed from the Effective Date through the date of payment, at the rate of 9% per annum, representing a settlement and compromise of Ross' claims for unpaid vacation pay.

     d. Payment of the amounts set forth in subparagraphs 3(b) and 3(c) above shall be made to Ross as follows: (i) $92,975.55 (plus interest as provided above) in a lump sum on December 18, 1997 and (ii) the balance of $185,951.11 (plus interest as provided above) in equal bi-weekly installments (at the same time as the Company's regular payroll payments) over a period of 8 months commencing January 1, 1998 and ending August 31, 1998.

     e. From the gross amounts set forth above, there shall be withheld all governmentally-mandated withholding amounts. From the initial lump sum payment pursuant to subparagraph 3(d) above, there shall also be deducted an amount equal to $27,917 to reimburse the Company for the cost of equipment, including two Micron computers, purchased at Company expense for use by Ross, which computers (and any other equipment for which the Company is so reimbursed) are hereby transferred and assigned to Ross.

     f. As additional compensation to Ross for his compliance with the provisions of paragraph 12 and subparagraphs 16(a) and 16(b) hereof for the period from March 3, 1997 through December 4, 1997, on December 18, 1997 the Company shall pay to Ross the lump sum of$75,000. Ross acknowledges that no other amount is due him for such period.

4. Consultancy. Ross shall render services to the Company as a consultant on a non-exclusive and non-full-time basis as an independent contractor for a term commencing on the Effective Date and ending on May 15, 2000 (the "Consultancy Period"). During such consultancy Ross shall be paid at the rate of $10,842.77 bi-weekly, from which all governmentally-mandated withholding amounts shall be deducted, with the first payment to be made on the Company's first regular payroll payment date occurring on or after the date of execution of this Agreement. Ross shall render services during the consultancy as follows:

     a. Ross shall make himself reasonably available for consulting with the Company at such times as the Company may reasonably require, subject to Ross' prior business and professional commitments, prior vacation plans and absences due to illness or injury. Ross shall not, except in connection with Ross' obligations under paragraph 19, be obligated to provide an aggregate of more than 120 hours of service during any twelve (12) month period. On or before the 15th day of each calendar month, commencing December 15, 1997, Ross shall provide to the Company a written report (the "Monthly Report") setting forth the services performed hereunder by him during the preceding calendar month. The Monthly Report shall be forwarded to the Company's Chief Financial Officer at the address set forth in paragraph 42 and shall include a daily log showing the number of hours of service performed, a description of the services performed in reasonable detail, and the name of the Company official requesting such services. The Company shall have ten (10) business days from its receipt of the Monthly Report within which to review and object to Ross' calculation of hours of service performed. If the Company does not object to such report by written notice sent to Ross by the last day of the review period, Ross' report shall become conclusive for the month at issue. If the Company does object to such report, by written notice sent to Ross by the last day of the review period, the parties shall attempt to resolve the issue through negotiation and/or mediation. In the event the matter remains unresolved for sixty (60) days after the date of the Company's objection, either party may seek final and binding resolution through arbitration pursuant to paragraph 37.

     b. Ross shall provide consulting services in the manner and at such location (including by telephone, or in person at the Company offices) as the Company reasonably determines in good faith, subject to subparagraph 4(a) and based on the nature and urgency of the matter(s) on which Ross' services are sought.

     c. The existence of this consultancy shall not be deemed to create any duty of loyalty or any non-competition obligations of Ross to the Company other than as provided in paragraph 12. It is anticipated that the consultancy will be limited to historical and technical matters and will not involve or relate to future long-term plans of the Company.

     d. Ross shall be reimbursed for all reasonable out-of-pocket expenses incurred in connection with any consulting services rendered pursuant to this paragraph 4, including but not limited to reasonable expenses incurred for travel to the location of any consulting services outside of the Austin, Texas area. Such expenses shall be incurred, documented and reimbursed in accordance and consistent with the Company's then-existing policies for consultants. No travel expenses shall be incurred without the Company's prior written consent.

     e. It is expressly contemplated that Ross may accept full time employment during the consultancy. There shall be deducted from the aggregate consultant's compensation set forth in this paragraph 4 and the lump sum payment described in subparagraph 3(f) a "Mitigation Adjustment" in an amount equal to fifty percent (50%) of any amounts received by Ross as "cash" compensation (essentially the aggregate of all wage, salary, commission and bonus compensation) as an employee of, or consultant, adviser or independent contractor to, another employer or from self-employment (excluding amounts payable to him under this Agreement) in which he is engaged during the Consultancy Period; provided, however, that should Ross be employed by, or render services to, an entity or venture in which he becomes an investor, stockholder, optionholder, proprietor, partner or other participant, in, his annual cash compensation from such venture or entity for purposes of this paragraph shall be deemed to be the greater of (i) his actual cash compensation or (ii) $225,000, and further provided that no amount earned during the first three months following the initial date of such employment or provision of services shall be included in the amount of the Mitigation Adjustment, it being understood and agreed for purposes of such exception that the amount earned during this period will not be disproportionately high as compared with Ross' earnings during the balance of the Consultancy Period. In the Monthly Report for each calendar month Ross shall report to the Company any amounts described in this subparagraph 4(e) that he earned during the preceding calendar month, and the Company shall apply the resulting Mitigation Adjustment to reduce the next payment(s) due Ross from the Company hereunder. Should the remaining payments, if any, due under this Agreement be insufficient to offset any Mitigation Adjustment in full, Ross shall promptly refund the net difference to the Company. In no event shall the aggregate Mitigation Adjustment under this subparagraph 4(e) exceed the aggregate amount of the consultant's compensation payable under this paragraph 4 plus the lump sum payment described in subparagraph 3(f).

     f. In the event the Company believes that Ross has failed to comply with his obligations under this paragraph 4, the Company shall provide Ross with written notice and the reasonable opportunity to cure prior to initiating any action with regard to any alleged breach.

5. Benefits. The Company shall pay the Company's share of the cost of the Company's group medical program for Ross for the period through March 31, 1999, or such shorter period as may be required under the Company's group medical plan, provided that Ross makes a timely COBRA election. The Company's obligation to continue to pay the Company's share of the cost of these group medical benefits shall cease upon Ross' obtaining employment with another employer offering group medical coverage. In the Monthly Report for each calendar month Ross shall report to the Company any such other employment obtained by him.

6. Stock Options. The parties acknowledge that Ross has unexercised, vested options covering 59,259 shares of Common Stock of the Company as of March 31, 1997. The exercise price of such options is $3.125 share. No other options will be vested in Ross, and all unvested options shall be treated as having been cancelled and shall be of no further force or effect. Ross may exercise his vested options in accordance with their terms during the ninety (90) day period following the date of execution of this Agreement. If such options have not been exercised within such 90 day term, then automatically, without any need for further action by Ross, the time within which to exercise such options shall be extended to March 31, 2000; provided, however, that Ross understands that this modification regarding the time within which to exercise the vested options will deprive such options of any status they may have had as incentive stock options, and the options shall be treated as nonqualified options for tax purposes, and provided, further, that, in the event payments to Ross under paragraph 4 are terminated at any time pursuant to paragraph 12(e) of this Agreement, Ross must exercise his options, if at all, no later than ninety (90) days following the date of termination of such payments. The options, if not exercised within the applicable foregoing exercise period, shall expire as of the end of such period and be of no further force or effect thereafter. Ross agrees to bear all taxes and other costs resulting from the exercise of his stock options.

7.   Company Computer and Country Club Membership.

     a. The Company hereby transfers to Ross on the Effective Date of this Agreement, its ownership interest in the computer system and commercial personal computer software Ross has been using at his residence. Ross, however, shall promptly return to the Company the originals and any copies of any custom or enterprise software and all computer software and computer files containing proprietary or confidential information of, or concerning, the Company or certify to the Company due destruction of same. Ross shall pay any software license fees, upgrade costs, etc. due or incurred after March 31, 1997 with respect to all hardware and software retained by him.

     b. Ross has assigned or will assign to the Company, or to a designee of the Company, the membership standing in his name (and all membership rights including any right to any membership deposit or investment) at the Barton Creek Country Club.

8.   Office and Secretarial Support.

     a. The Company will continue to lease and provide to Ross an office through February 28, 1998; provided, however, that if Ross secures alternative employment or fails to use the office on a regular basis, Ross agrees to vacate said office promptly and the Company shall have the right to terminate such lease or sublet such space. The Company shall be responsible only for the lease payments and shall not be responsible for utility payments or any other payments in connection with such office. Upon the earlier of vacating the office or February 28, 1998, Ross shall promptly allow the Company to take possession of the office furniture, file cabinets, etc. owned by the Company located at such premises.

     b. The Company will pay to Ross a secretarial allowance of $5,000 per month for the twelve month period commencing when Ross has delivered to the Company a release (in favor of the Company, its subsidiaries and their respective officers, directors, shareholders, employees and agents) in a form reasonably satisfactory to the Company from all persons who have been providing secretarial support to Ross since March 3, 1997. This subparagraph 8(b) shall become null and void if the release is not provided to the Company prior to December 31, 1997.

9. Sole Entitlement. Ross agrees that his sole entitlement to compensation, payments of any kind, monetary and/or non-monetary benefits and/or perquisites with respect to his employment with and his services rendered to, and all other matters between Ross and, the Company and the subsidiaries or affiliated corporations of the Company, is as expressly set forth in this Agreement. Payment by a third party of any consideration due to Ross under this Agreement shall be treated for all purposes hereunder as a payment of such consideration by the Company.

10. Releases by Ross. Ross does hereby and forever release and discharge the Company and any subsidiary and affiliated corporations of the Company as well as the successors, shareholders (including without limitation Fujitsu Limited ("Fujitsu")), officers, directors, heirs, predecessors, assigns, agents, employees, attorneys and representatives of each of them, past or present (collectively, the "Company Parties"), from any and all cause or causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, and demands of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, whether or not heretofore brought before any state or federal court or before any state or federal agency or other governmental entity, whether statutory or common law, heretofore or hereafter arising out of, connected with or incidental to any dealings between the parties prior to the date of execution of this Agreement, including without limitation on the generality of the foregoing, any and all claims, demands or causes of action attributable to, connected with, or incidental to the employment of Ross by the Company, the separation of that employment, and any dealings between Ross and any of the Company Parties concerning the Company, Ross' employment or any other matter existing prior to the date of execution of this Agreement, excepting only those obligations of the Company created by this Agreement. This release is intended to apply to any claims arising from federal, state or local laws, including those which prohibit discrimination on the basis of race, national origin, sex, religion, age, marital status, pregnancy, handicap, perceived handicap, ancestry, sexual orientation, family or personal leave or any other form of discrimination, any common law claims of any kind whatever, any claims for salary, severance pay, sick leave, family leave, vacation pay, life insurance, bonuses, stock, stock options, incentive compensation, health insurance, disability or medical insurance or any other fringe benefit or compensation, and all rights and claims arising under the Employee Retirement Income Security Act of 1974 ("ERISA"), or pertaining to ERISA regulated benefits. In the event any shareholder released by this Agreement shall bring an action against Ross with regard to any matters occurring before the Effective Date of this Agreement, Ross' release of such party pursuant to this paragraph shall be null and void from the Effective Date of this Agreement. This release is not intended to affect any interest Ross may have as the incidental beneficiary of any judgment or settlement secured by (or for the benefit of) the Company as a result of any shareholder's derivative action; provided, however, Ross agrees he will not instigate, initiate or assist any such action.

11. Releases by the Company. The Company does hereby release and forever discharge Ross from any and all cause or causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, and demands of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, whether or not heretofore brought before any state or federal court or before any state or federal agency or other governmental entity, whether statutory or common law, heretofore or hereafter arising out of, connected with or incidental to any dealings between the parties prior to the date of execution of this Agreement, including without limitation on the generality of the foregoing, any and all claims, demands or causes of action attributable to, connected with, or incidental to the employment of Ross by the Company, the separation of that employment, and any dealings between the parties concerning the Company, Ross' employment or any other matter existing prior to the date of execution of this Agreement, excepting only those obligations of Ross to be performed hereunder and any claim which arises out of any intentional and dishonest act by Ross, such as embezzlement, discovered by the Company or its auditors after the date of execution of this Agreement, by which act Ross enriched himself improperly through material misappropriation of Company assets. This release is intended to apply to any claims arising from federal, state or local laws including those which prohibit discrimination on the basis of race, national origin, sex, religion, age, marital status, pregnancy, handicap, perceived handicap, ancestry, sexual orientation, family or personal leave or any other form of discrimination, or any common law claims of any kind whatever, any claims for salary, severance pay, sick leave, family leave, vacation pay, life insurance, bonuses, stock, stock options, incentive compensation, health insurance, disability or medical insurance or any other fringe benefit or compensation, and all rights and claims arising under the ERISA or pertaining to ERISA regulated benefits.

12.  Non-Competition.

     a. In consideration of the compensation and other benefits being provided to him hereunder, Ross agrees that he will not directly or indirectly, at any time during the period commencing on March 3, 1997 and ending on May 15, 2000 (the "Non-Competition Period"), without the prior written consent of the Company, except as provided below, compete with, or render financial or other assistance to or assist or offer personal or professional services (whether as an employee, officer, director, consultant, advisor or otherwise) anywhere in the world and for payment or otherwise to, any entity or individual to the extent that such assistance or services relate to such entity's or individual's competition with, or efforts to compete with (each a "Competitor"), any product or service offered or under development by the Company at such time or intended to be offered in the future pursuant to the Company's then-applicable Board-approved business plan or a documented project plan approved by the Company's Chief Executive Officer. Without limiting the definition of "assistance" for purposes of this paragraph 12, Ross shall be considered to be providing assistance to a Competitor if Ross or a Ross Entity (as defined in subparagraph 16(b)) provides a product to the Competitor for resale or provides a product design to the Competitor for manufacture, distribution or sale. The prohibitions set forth in this subparagraph 12(a) shall be interpreted as provided in subparagraphs 12(b) and 12(i).

     b. The parties understand that Ross will most likely find executive employment in a business associated with the microprocessor industry. It is not the intention of the parties to be overly broad in generally defining competitive activity by Ross as described in subparagraph 12(a). However, a very broad specific restriction is intended by the parties on any activities by Ross involving (i) microprocessors or other chips or logical units supporting the SPARC architecture or (ii) embedded microcontrollers or other embedded control products based upon any 32 bit architecture (the activities described in this sentence being collectively termed "Special Activities"). The parties agree that, at the commencement of this Agreement, any activities of Ross with regard to (i) the MIPS architecture, (ii) digital signal processors (DSPs) that do not include a SPARC floating point unit or co-processor, or (iii) I/O or graphics peripheral chips for embedded control applications will not violate the prohibitions of subparagraph 12(a), or result in the termination of payments to Ross pursuant to subparagraph 12(e) below, provided that such activities do not violate the restrictions with respect to Special Activities set forth in the preceding sentence.

     c. In the event the Company chooses to modify its business emphasis with additional products or services (other than Special Activities, which are generally prohibited by subparagraph 12(a) and as to which the Company shall not be obligated to comply with the provisions of this subparagraph 12(c)) based upon architectures other than the SPARC architecture (including without limitation a modification that encompasses activities previously permitted to Ross under subparagraph
          (a) or (b)), then from and after the earlier of (i) the date that the Company actually commences development of such additional products or services or (ii) the date that the Company's Board approves a business plan or the Company's Chief Executive Officer approves a documented project plan to implement a modified business emphasis (the earlier date being herein termed a "New Activity Date"), any activities by Ross relating to such modified business emphasis will be considered competitive within the scope of the provisions of subparagraph 12(a), provided that no activity engaged in by Ross as of the New Activity Date that is not otherwise competitive will be deemed competitive pursuant to this sentence. For purposes of the preceding sentence, Ross shall be considered to be engaged in a particular activity if he or a Ross Entity has actually commenced development of a product or service implementing, or the Board of Directors of a Ross

          Entity has approved a business plan or documented project plan to implement, the activity. Ross acknowledges and agrees that as of the date of execution of this Agreement (i) the Company's business emphasis has been modified to include microprocessors, co-processors and chipsets that either (A) execute the Java programming language in native mode or (B) are designed or integrated, and marketed, as more efficient, enhanced performance or lower cost solutions to execute Java applications natively or through the Java virtual machine (the activities in "(A)" and "(B)" being collectively termed "Java Activities"), (ii) neither Ross nor any Ross Entity is presently engaged in Java Activities, and (iii) consequently any Java Activities engaged in by Ross or a Ross Entity will be considered competitive within the scope of subparagraph 12(a).

     d. In the event Ross shall seek to engage in activities which could arguably fall within the prohibitions of subparagraph 12(a), Ross shall first make a written disclosure of such proposed activities to the Company. Such disclosure shall be made at least 30 calendar days in advance of Ross' intended commencement date and shall provide sufficient detail to permit the Company to make the judgments required in this paragraph 12. Within 15 calendar days after its receipt of the disclosure, the Company shall respond to Ross in writing advising Ross whether the Company does or does not consider his proposed activities to be within the scope of the prohibitions of subparagraph 12(a). If the Company does not consider the proposed activities to be within the scope of the prohibitions of subparagraph 12(a), Ross may pursue such activities subject to any other applicable restrictions under this Agreement. If the Company does consider the proposed activities to be within the prohibitions of subparagraph 12(a), the parties shall attempt to resolve the issue through negotiation and/or mediation. In the event the matter remains unresolved for thirty (30) days after the date of the Company's response to Ross, either party may seek final and binding resolution through arbitration pursuant to paragraph 37. If Ross suspends his proposed activities and is not entitled to current or deferred compensation therefrom during the course of such negotiation, mediation and/or arbitration proceedings, then the payments described in paragraph 4 shall continue during such proceedings. If Ross does not suspend his proposed activities or is entitled to current or deferred compensation therefrom during the course of such negotiation, mediation and/or arbitration proceedings, then the payments described in paragraph 4 shall be suspended during such proceedings.

     e. Ross may at any time elect to engage in activities, other than Special Activities, that are competitive within the meaning of subparagraph 12(a), and the Company shall have no right or power to seek damages or injunctive relief with respect to any such non-Special Activity competition. If Ross so elects, or shall acknowledge or be found to have engaged in competitive activities during the Non- Competition Period prohibited by subparagraph 12(a): (i) all obligations of the Company pursuant to paragraph 4 of this Agreement to make payments to Ross shall cease as of the date Ross first so elects or otherwise undertook such competitive activities and be forever extinguished,
          (ii) Ross shall be obligated to promptly refund to the Company any such amounts paid to Ross after such date, (iii) Ross shall have no further non-
          competition  obligations  to the Company  with respect to
          activities other than Special Activities (although his agreement not to engage in Special Activities shall continue in full force and effect), and (iv) so long as such competitive activities do not constitute Special Activities, Ross' obligation to provide consulting services under paragraph 4 shall cease and forever terminate; provided, however, that all other obligations of the parties to this Agreement (including without limitation the obligations of Ross under paragraphs 13, 14, 16 and 19) shall remain in full force and effect. In the event that such competitive activities constitute Special Activities, Ross shall also be liable to the Company for any damages it incurs as a result of such Special Activities.

     f. Ross represents and warrants that he is not in breach of the provisions of subparagraph 12(a) as of the date of execution of this Agreement. In addition to the remedies set forth in subparagraphs 12(d) and 12(e), the Company shall be entitled to injunctive relief to specifically enforce the provisions of subparagraph 12(a) with respect to any breach thereof to the extent and only to the extent that such breach consists of Ross' engagement in Special Activities and occurs during the Non-Competition Period. The Company shall not be entitled to injunctive relief to specifically enforce the provisions of subparagraph 12(a) with respect to any breach thereof that does not arise by reason of Special Activities.

     g. Except as may reasonably be required to implement the provisions of this Agreement (including without limitation paragraphs 12, 13, 14, 16 and 19), neither party shall be obligated at any time to disclose to the other, or to any third party, confidential information regarding its then-current or prospective business or project plans or products or services then-existing or planned or under development. All communications between the parties under this Agreement that involve confidential information shall be subject to an appropriate non-disclosure and confidentiality agreement.

     h. Nothing contained in this paragraph 12 shall affect Ross' obligation at all times to comply with the provisions of paragraphs 13, 14, 16 and 19.

     i. Notwithstanding the provisions of this paragraph 12, Ross shall be entitled to engage in the activities described in subparagraph 16(b)(iii) to the extent provided therein.

13.  Confidential Information.

     a. Ross recognizes and understands that the Company is engaged in businesses in which it is crucial to develop and retain proprietary technology and other confidential information. Accordingly in furtherance of his prior confidentiality agreements with the Company and in consideration of the compensation and other benefits being provided to him hereunder, Ross agrees that he will not at any time, either directly or indirectly, divulge, or convey to any person, except as may be expressly authorized by the Company or required during and in the course of his consultancy or required by court order or applicable law, or use for his own benefit or the benefit of anyone else but the Company, any confidential information obtained by him in the course of his employment or consultancy with the Company, whether concerning the Company or any aspect thereof, or concerning a third party; provided that the foregoing restrictions shall not apply with respect to any information that becomes generally available to the public other than through Ross' unauthorized disclosure or fault, and provided, further, that the foregoing restrictions shall lapse seven (7) years after the Effective Date except as to details of relationships and communications between or among the Company, its employees, directors, and shareholders, which details Ross shall not divulge at any time.

     b. The confidential information to which Ross has had or will or may have access includes, but is not limited to, matters of a technical nature such as inventions, designs, software, improvements, processes of discovery, techniques, methods, ideas, discoveries, developments, know-how, formulae, compounds, compositions, product plans, technology roadmaps, specifications, trade secrets, design methodologies, specialized knowledge, internal affairs of the Company, relationships and communications between or among the Company, its employees, directors and shareholders, and matters of a business nature such as information about costs and profits, records, customer lists and customer contact information, customer data, sales data, or product, marketing or business plans.

14.  Ownership of Ideas.

     a. The Company will own, and Ross hereby transfers and assigns to it, all rights in and to any material and/or ideas and all results and proceeds of Ross' services as an employee of the Company prior to May 1, 1997, conceived of or produced during the period of such employment. Ross agrees to execute and deliver to the Company such assignments, certificates of authorship, or other instruments in accordance with standard industry practice, and otherwise provide proper assistance, at the Company's request and expense and for its benefit or that of its nominees, during and after Ross' employment by the Company in order to more fully vest in the Company all right, title and interest in and to such material, ideas, results and proceeds or to obtain patents, copyrights, or other legal protection for inventions or innovations in any country;

     b. Ross' agreement to assign to the Company any of his rights as set forth above does not apply to any materials, ideas or inventions (i) developed by Ross entirely upon his own time without using the Company's equipment, supplies, facilities or confidential information and (ii) which do not, at the time of conception or reduction to practice, relate to the Company's present or anticipated business, or to actual or demonstrably anticipated research or development of the Company, and (iii) which do not result from any work or consulting services performed by Ross for the Company.

15. Return of Property of the Company. Except as and then only to the extent specifically provided above in subparagraphs 3(e) and 7(a), and except for the personal automobile previously provided to Ross by the Company, all memoranda, notes, records, papers,  data and documents  concerning the business of the Company or any of its subsidiaries or affiliates, whether in tangible or intangible form (including all information stored in electronic form), all computer programs and software, and all copies of any of the foregoing, made, obtained, compiled by or made available to Ross during the period of his employment with the Company through the Effective Date, all equipment (including personal computers and other computer equipment) made available to or obtained by Ross from the Company, and all other property of the Company or any of its subsidiaries or affiliates (including without limitation identification and access cards, keys, personal digital assistants, pagers, cellular phones, airline tickets and travel vouchers, but excluding personal diaries and memorabilia) in the possession of Ross (collectively referred to as "Company Property"), will be and remain the exclusive property of the Company, subsidiary or affiliate during and after the termination of Ross' employment with the Company. Ross will within seven days of the date of execution of this Agreement return (and, with regard to intangible property or documents, return a copy to the Company and destroy all originals and copies in Ross' possession) any and all of the Company Property that he may have taken off the Company's premises, and, if requested by the Company to do so, will execute a statement confirming compliance with this paragraph.

          All memoranda, notes, records, papers, data and documents concerning the business of the Company or any of its subsidiaries or affiliates, whether in tangible or intangible form (including all information stored in electronic form), all computer programs and software, and all copies of any of the foregoing, made, obtained, compiled by or made available to Ross during the period of his consultancy with the Company, and all equipment (including personal computers and other computer equipment) and all other property of the Company or any of its subsidiaries or affiliates (including without limitation identification and access cards, keys, personal digital assistants, pagers, cellular phones, airline tickets and travel vouchers, but excluding personal diaries and memorabilia) made available to or obtained by Ross from the Company during the period of his consultancy with the Company (collectively referred to as "Consultancy Property"), will be and remain the exclusive property of the Company, subsidiary or affiliate during and after the termination of Ross' consultancy with the Company. Upon termination of his consultancy for any reason, Ross will within seven days return (and, with regard to intangible property or documents, return a copy to the Company and destroy all originals and copies in Ross' possession) any and all Consultancy Property to the Company, and, if requested by the Company to do so, will execute a statement confirming compliance with this paragraph.

16. Interference with Ross, Its Employees and Customers. In consideration of the compensation and other benefits being provided to him hereunder, Ross agrees that he will not, without the Company's prior written consent, whether for his own benefit or for the benefit of any other individual, partnership, firm, corporation or other business organization (other than the Company), directly or indirectly:

     a. At any time prior to March 31, 2000, solicit or discuss the employment services of, hire, or otherwise interfere with the relationship of the

          Company with any person who is either then employed by or otherwise engaged to perform services for the Company or has been so employed or engaged by the Company within the four months preceding any such solicitation, discussion or hire. In the event that for purposes of complying with this subparagraph 16(a) Ross shall seek confirmation from the Company with regard to any person who Ross believes has ceased to be an employee of the Company, the Company shall promptly provide Ross with written confirmation of the person's employment status and termination date.

     b. (i) At any time prior to March 1, 1999, solicit business from or otherwise call upon any person or entity with whom the Company then has or has had a customer relationship (collectively, "Solicitation Activities"). On the date of execution of this Agreement, the Company has provided to Ross a list of its past and present customers with respect to which the parties agree that the prohibitions of this subparagraph 16(b) will apply (the "Customer List"). The parties further agree that the Customer List is a complete list of all customers with respect to which the prohibitions of this subparagraph 16(b) apply as of the date hereof, and that the prohibitions of this subparagraph 16(b) will not apply to any customers or other entities that are not either (i) on the Customer List as of the date hereof or
          (ii) subsequently added to the Customer List pursuant to the provisions of this subparagraph. The Company shall be entitled to update the Customer List from time to time by written notice to Ross to include new customers of the Company, and the restrictions of this subparagraph 16(b) shall apply with respect to such new customers for the period from the date of Ross's receipt of the updated Customer List through February 28, 1999; provided, however, that the restrictions of this subparagraph 16(b) shall not apply with respect to any such new customers that have been identified as customers of Ross or a Ross Entity (as hereinafter defined) in a written notice delivered to the present Chairman of the Company's Board of Directors (or a successor to such Chairman reasonably agreed to by the parties hereto) prior to the date of Ross's receipt of notice from the Company designating such new customer as a Company customer. For purposes of this subparagraph 16(b), (A) a "customer" of a party shall mean a person or entity that has purchased product from the party, signed a purchase order for product of the party, or entered into a written memorandum of understanding for the purchase of product from the party and (B) contacts with employees and other representatives of a customer shall be subject to the same restrictions as those applicable to the customer itself.

          (ii) Nothing in this subparagraph 16(b) shall be applied or construed to limit or preclude ** and its affiliates (other than any entity controlled or managed by Ross or in which Ross owns more than two percent (2%) of the stock, profits interests, capital interests, units, or other equity ownership interests (including without limitation stock options and convertible securities) (a "Ross Entity"), which Ross Entities shall be subject to the restrictions of this subparagraph 16(b) to the same extent as
               Ross) from engaging in Solicitation Activities provided that neither Ross nor any Ross Entity provides advice or assistance to such activities or divulges to ** or any of its affiliates the names of any Company customers (or the names of any contacts at customers) set forth on the Customer List in effect from time to time.

          (iii)Nothing in this subparagraph 16(b) shall be applied or construed to limit or preclude Ross, or any other person or entity, from engaging in Solicitation Activities with respect to the sale of embedded microcontrollers, and other embedded control products, based upon the MIPS 64 bit architecture with respect to any of the following companies or their affiliates: **.

     c.   At any time,  interfere with the  relationship of the Company with any
          person  or  entity  with  whom  the   Company   then  has  a  business
          relationship or a prospective business relationship.

     d. At any time, instigate, initiate, participate in (except to the extent required by law, including compulsory process) or assist any litigation or arbitration proceeding brought against the Company or any of the Company Parties attributable to, connected with, or incidental to any claim, liability, action, failure to act or any other matter existing prior to the Effective Date, including without limitation any such matters that may be continuing after the Effective Date and any matters released by Ross pursuant to paragraph 10 of this Agreement.

17. Injunctive and Other Relief. Subject to the provisions of paragraph 12, including without limitation subparagraphs 12(d) and 12(e), Ross and the Company acknowledge that any action taken by Ross constituting a breach of any of his obligations under paragraphs 12 through 16 of the Agreement would leave the Company without an adequate remedy and would entitle the Company to seek relief in any court of competent jurisdiction in the form of an injunction or temporary restraining order prohibiting any such breach in addition to any other applicable remedies. In addition, in the event of a material breach by Ross of paragraphs 13 or 16, the Company may in addition to any other remedy terminate Ross' consultancy and cease making the payments described in paragraph 4.

18. Prohibition Against Defamation and Willful Disparagement and Provision for Favorable References. **.

19. Cooperation. Subject to the provisions of subparagraph 4(a) concerning his reasonable availability, Ross agrees to cooperate fully with the Company and to assist the Company in connection with any future or currently pending disputes, litigation or arbitration proceedings based upon or arising out of acts, omissions, events or circumstances occurring or existing during the period from January 1, 1988 through April 30, 1997, including without limitation the Cherukuri, Megatest and Vorm disputes and any actions brought by creditors of the Company. Such cooperation by Ross shall include, but not be limited to, making himself reasonably available for interviews by Company counsel and to testify in any action as reasonably requested by the Company. Ross shall not be separately compensated for such cooperation and assistance but his reasonable and documented out-of-pocket expenses shall be reimbursed. The obligations of Ross set forth in this paragraph 19 shall continue during and after the Consultancy Period and notwithstanding any early termination of payments to Ross pursuant to the provisions of paragraphs 12 or 17 or any termination of the parties' other obligations pursuant to paragraph 36. With respect to any such action, in the event Ross is named as a defendant by any party thereto, the Company shall indemnify, defend and hold harmless Ross, to the extent the Company was obligated as of March 2, 1997 to indemnify, defend and hold harmless Ross, against all losses, claims, damages, costs, expenses, liabilities, judgments or amounts of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of Ross' actions as a director, officer or employee of the Company, whether pertaining to any matter existing at March 2, 1997 or occurring at or prior to such date, and whether asserted prior to, at, or after March 2, 1997.

20. Legal Advice. Each party has received independent legal advice from his or its attorneys with respect to the advisability of making the settlement provided for herein and with respect to the advisability of executing this Agreement.

21. Factual Investigation. Each party to this Agreement has made such investigation of the facts pertaining to the matters resolved by this Agreement and of all the matters pertaining thereto as he or it deems necessary.

22. Later Discovered Facts. Each party hereto is aware that he or it may hereafter discover claims or facts in addition to or different from those he or it now knows or believes to be true with respect to the matters resolved herein. Nevertheless, it is the intention of each party to fully, finally and forever settle and release all such matters and all claims relative thereto which may exist or may heretofore have existed between them, whether known or unknown, to the extent provided in the releases contained herein.

23. Confidentiality. Except as may be required to satisfy the Company's public disclosure or financial or accounting requirements or as may be compelled by court order, neither the Company nor Ross shall disclose or publicize to any person, firm or corporation the terms of this Agreement except (a) as otherwise specifically provided in this Agreement or (b) with the written consent of the other party. As reasonably necessary, Ross may discuss this Agreement with his wife, attorney, assistant, financial advisor, tax advisor, benefit advisor or compensation advisor and the Company may discuss this Agreement with its attorneys, accountants, officers, directors and managers, provided, however, that each such recipient of confidential information agrees to be bound by the terms of this paragraph to keep the information confidential. Ross shall advise any employer, prospective employer or Competitor, and may advise any financial institution with which he does business, of the limitations set forth in paragraphs 12 through 16 above.

24. Assignment. Each of the parties represents and warrants that he or it has not heretofore assigned, transferred or granted or purported to assign, transfer or grant any claims, matters, demands or causes of action herein released, disclaimed, discharged or terminated, and agrees to indemnify, defend and hold harmless the other party from and against any and all costs, expense, loss or liability incurred as a consequence of any such actual or purported assignment, transfer or grant.

25. Recitals and Paragraph Headings. Each term of this Agreement is contractual and not merely a recital. All recitals are hereby incorporated by reference into this Agreement. Captions and paragraph headings are used herein for convenience only, are not part of this Agreement and shall not be used in interpreting or construing it.

26. Additional Documents. The parties will execute all such further and additional documents and undertake all such other actions as shall be reasonable, convenient, necessary or desirable to more fully effectuate and carry out the provisions of this Agreement.

27. No Admissions. This Agreement effects the settlement of claims which are denied, disputed and/or contested, and nothing contained herein shall be construed as an admission by any party hereto of any liability of any kind to any other party or to any third party. Each of the parties hereto denies any and all liability whatsoever in connection with any claim and intends merely to avoid the uncertainties and costs of litigation and buy his or its peace.

28. Texas Law. This Agreement was executed and delivered within the State of Texas, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the laws of the State of Texas applicable to agreements made and to be performed entirely within Texas. Should any litigation arise concerning this Agreement, it will be filed only in a court in Austin, Texas, and then only if consistent with the parties' obligations under paragraph 37 hereof with regard to arbitration.

29. Entire Agreement. This Agreement constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. There are no other agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter hereof, except as set forth herein. This Agreement may be amended only by an agreement in writing.

30. Binding Effect. This Agreement is binding upon and shall inure to the benefit of the parties hereto, their heirs, permitted assignees and successors in interest (including successors in any reorganization or merger with any other entity).

31. Construction of Agreement. Each party has cooperated in the drafting and preparation of this Agreement, and, accordingly, in any construction or interpretation of this Agreement, the same shall not be construed against any party by reason of the source of drafting.

32. Costs and Attorneys' Fees. Each party is to bear his or its own costs and attorneys' fees incurred in connection with the matters resolved by this Agreement and in connection with the negotiation and the preparation of this Agreement. However, in the event of litigation or arbitration relating to or for the enforcement of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs actually incurred.

33. Taxes. Ross acknowledges his responsibility for any and all taxes due with respect to the sums paid to him under this Agreement, represents that he has received independent advice concerning his tax obligations, and states that he has not relied upon representations or advice, if any, of the Company or its accountants or legal counsel concerning the taxable or nontaxable nature of the consideration received by him hereunder or any other consideration received from the Company. Ross agrees that he will indemnify, defend and hold the Company harmless from any and all claims for taxes, penalties and/or interest related to the foregoing consideration.

34. Counterparts. This Agreement may be executed in counterparts. When each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Agreement which shall be binding upon and effective as to all parties. No counterpart shall be effective until all parties hereto have executed and exchanged an executed counterpart hereof.

35. No Waiver. The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

36.  Non-performance by the Company.

     a. The Company agrees that all payments due to Ross under this Agreement shall be paid when due. If the Company is unable to make any payment because of the Company's financial condition, the Company shall treat Ross no less favorably than other unsecured creditors. In addition, any sum unpaid shall bear interest at the rate of 9% per annum from the due date until the date of actual payment, and Ross shall be entitled to reasonable attorney's fees in the event he brings a successful action to collect any amounts due but unpaid. In the event of an alleged non-payment by the Company, Ross shall also be entitled to an expedited arbitration in which the arbitrator shall, in addition to any other authority, have the right to issue a preliminary order requiring payment by the Company. In addition to, and not in exclusion of, any other remedies Ross may have under this Agreement or otherwise with respect to any failure by the Company to pay amounts due under this Agreement in a timely fashion, in the event that such a failure continues and is not cured by the later of (i) ninety (90) days after the payment due date (provided that the Company's payments to Ross under this Agreement during the preceding 365 day period have not been more than thirty (30) days late) or (ii) thirty (30) days after delivery of written notice of such failure by Ross to the Company (the later date being termed herein the "Notice Date"), then:

               1. If, after the Notice Date, any of the gross amounts described in subparagraphs 3(b) (bonus) and 3(c) (vacation pay) have not yet been paid to Ross, and amounts due under this Agreement remain late and unpaid, Ross may in his sole discretion elect by written notice to the Company to do any one or more of the following: (i) accelerate all amounts remaining due under paragraph 3, (ii) terminate all future obligations of the parties under paragraphs 4, 5, 8, 12, 16 and 18, and (iii) rescind the releases set forth in paragraph 10. If Ross rescinds the releases set forth in paragraph 10, the releases set forth in paragraph 11 shall also be automatically rescinded. In all other respects, this Agreement shall remain in full force and effect.

               2. If, after the Notice Date, all of the gross amounts described in subparagraphs 3(b) (bonus) and 3(c) (vacation pay) have been paid in full to Ross, but other amounts due under this Agreement remain late and unpaid, Ross may in his sole discretion elect by written notice to the Company to do any one or more of the following: (i) accelerate all amounts remaining due under paragraph 3, and (ii) terminate all future obligations of the parties under paragraphs 4, 5, 8, 12, 16 and 18. In all other respects, this Agreement shall remain in full force and effect.

               3. Under either clause (1) or clause (2) above, Ross shall be entitled to retain all amounts paid to him under the Agreement prior to his election of such remedies (except for any amounts subject to refund to the Company pursuant to subparagraphs 4(e) or 12(e)).

     b. In the event that the Company's continued failure to make a payment described in this paragraph 36 after the Notice Date is the result of a dispute in good faith between the parties or a bankruptcy filing by or against the Company, then Ross shall have the remedies described in subparagraph 36(a)(2) but not the additional remedies described in subparagraph 36(a)(1), and in the case of a bankruptcy filing against the Company Ross shall be entitled to exercise remedies only if the failure to pay continues ninety (90) days after the bankruptcy filing. If a dispute in good faith is resolved in the Company's favor, at the Company's election any acceleration or termination by Ross pursuant to subparagraph 36(a)(2) shall be set aside and the parties shall be restored to their respective positions existing prior to Ross' exercise of such remedies.

     c. If Ross elects to accelerate amounts remaining due under paragraph 3 or to terminate certain future obligations of the parties as provided in subparagraphs 36(a)(1) and 36(a)(2) above, the Company shall have the right in its sole discretion to terminate any remaining future obligations of the parties under paragraphs 4, 5, 8(a), 12, 16 and 18 by written notice to Ross. In all other respects, this Agreement shall remain in full force and effect.

     d. Nothing contained in this paragraph 36 or elsewhere in this Agreement nor the Company's failure to make any payment due hereunder shall affect the validity or finality of any release described in subparagraph 8(b) that may have been delivered to the Company at any time or the obligations of Ross under paragraphs 13, 14, 15 or 19.

37. Arbitration. Except in connection with an action by the Company or Ross for injunctive or other equitable relief pursuant to paragraphs 12 through 17, any controversy, dispute, or claim between the parties to this Agreement or any party released pursuant to it, including without limitation any claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement, shall be finally resolved, at the request of either party, by confidential binding arbitration conducted in Austin, Texas in accordance with the then most applicable rules of the American Arbitration Association, and judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. In any such arbitration, the arbitrator shall have the jurisdiction and authority to issue any remedy (but only such remedy) that a court of competent jurisdiction could have provided based upon the facts found by the arbitrator. After soliciting the views of each party, the arbitrator shall order such discovery as he or she may consider reasonable and appropriate given the subject matter of the dispute. At the conclusion of the proceeding, the arbitrator shall issue a written opinion setting forth the legal analysis and basis for his or her decision and material findings of fact. In the event either party shall suspend its performance on the basis that its performance has been excused by a material breach by the other party, either party seeking performance may request preliminary relief from the arbitrator and both parties agree to cooperate to have such issue heard on an expedited basis. The arbitrator may hear such issue on a preliminary basis and may grant such preliminary relief, and under such conditions, as the arbitrator shall deem to be appropriate and equitable. In the event the parties are unable to agree upon an arbitrator, the parties shall select a single arbitrator from a list designated by the nearest office of the American Arbitration
     Association of seven arbitrators, all of whom shall be retired judges who have had experience in the employment law, who are actively involved in hearing private cases and who are resident in the greater Austin area. If the parties are unable to select an arbitrator from the list provided by the American Arbitration Association, then the parties shall each strike names alternatively from the list, with the first to strike being determined by lot. After each party has used three strikes, the remaining name on the list shall be the arbitrator. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable and that it provide the exclusive remedy with respect to all disputes within its scope. The fees and expenses of the arbitrator shall initially be divided evenly between the parties. Thereafter they shall be treated as costs pursuant to paragraph 32.

38. Ross' Understanding. Ross represents and warrants that he has carefully read this Agreement, that it has been fully explained to him by his attorney, that he fully understands its final and binding effect and understands that he is releasing certain rights and entitlements, that the only promises made to him to sign the Agreement are those stated above, and that he is signing this Agreement voluntarily.

39. Age Discrimination in Employment Act Waiver. The waiver given below is given only in exchange for consideration in addition to anything of value to which Ross is already entitled. The waiver set forth below does not waive rights or claims which may arise after the date of execution of this Agreement. Ross acknowledges that (i) this paragraph is written in a manner calculated to be understood by Ross, (ii) that by reviewing this paragraph or drafts thereof he has been advised in writing to consult with an attorney before executing this Agreement, (iii) he was given a period of 21 days within which to consider this paragraph, and (iv) to the extent he executes this Agreement, including this paragraph, before the expiration of the 21 day period, he does so knowingly and voluntarily and only after consulting with an attorney. Ross shall have the right to cancel and revoke this paragraph during a period of seven days following his execution of the Agreement and this paragraph shall not become effective, and no money shall be paid hereunder, until the expiration of such 7-day period. All other provisions of this Agreement shall become effective upon execution. Ross shall notify the Company's counsel in writing of the date of the execution of this Agreement by faxing to the Company's counsel a signed and dated copy of the signature page signed by him. The 7-day period of revocation shall commence upon the date of Ross' execution of this Agreement. Within the 7-day revocation period, Ross or his counsel shall forward to the Company and the Company's counsel a copy of this Agreement fully executed by Ross. In order to revoke this paragraph, Ross shall deliver to the Company, prior to the expiration of said 7-day period, a written notice of cancellation.

          In addition to the release set forth in paragraph 10 hereof, Ross hereby voluntarily and knowingly waives all rights or claims arising under the Federal Age Discrimination in Employment Act. The consideration for this paragraph shall be the compensation due Ross with respect to the final month of the Consultancy Period.

40. Effectiveness of Agreement. This Agreement shall be a binding agreement upon its execution except that the provisions of paragraph 39 shall be effective, if at all, only in accordance with its provisions.

41. Severability and Reformation. In the event that any of the provisions of this Agreement, as applied to either Ross or the Company or to any circumstances, shall be found to be impermissibly broad (with regard to scope, period of time, or geographic reach) or otherwise adjudged void or unenforceable, or in conflict with any applicable law, the parties intend such provisions to be enforced to the greatest extent legally possible, and the body adjudicating such provisions void, unenforceable, or in conflict with any applicable law, shall be vested with the authority to reform such provisions in any manner necessary to effectuate the parties' intent to the greatest extent allowable by law.

42. Notices. Any notice that a party shall desire or be required to provide under this Agreement shall be in writing and shall be delivered by personal delivery (including confirmed delivery by a reputable messenger or courier service), by confirmed facsimile transmission or by deposit in the United States Mail, registered and return receipt requested, as follows:

         Notices to Ross:           Mr. Roger D. Ross
                                    **

                                    with a copy by the same means to:
                                    ---------------------------------

                                    **

         Notices to the Company:    ROSS Technology, Inc.
                                    5316 Highway 290 West, Suite 500
                                    Austin, Texas  78735
                                    Attention: President
                                    Facsimile No.: (512) 892-3402

                                    with a copy by the same means to:
                                    ---------------------------------

                                    Irell & Manella LLP
                                    1800 Avenue of the Stars, Suite 900
                                    Los Angeles, CA 90067
                                    Attention: David A. Dull, Esq.
                                    Facsimile No.: (310) 203-7199

          Such addresses may be changed from time to time by written notice provided hereunder. Any notice delivered hereunder shall be deemed to be delivered on the date of actual delivery (in the case of personal delivery), on the next regular business day in the recipient's locality (in the case of facsimile transmission), or five (5) days after deposit in the United States Mail (in the case of registered mail).

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

EXECUTION AND ACKNOWLEDGMENT BY ROGER D. ROSS:

          I received this Separation Agreement on December 5, 1997. I understand that I have twenty-one (21) days thereafter within which to consider paragraph 39 of this Agreement with my legal counsel. I have freely chosen to sign this Separation Agreement on the date shown below. I understand that I will have seven (7) days thereafter within which to revoke my acceptance of paragraph 39 of this Separation Agreement and that such paragraph of the Separation Agreement shall not be effective under the expiration of that seven (7) day period. I understand that all other provisions of this Separation Agreement will be effective, as of the Effective Date, upon its execution by both parties.

         Executed at Austin, Texas, this 5th day of December, 1997.



                                                      /s/ Roger D. Ross
                                                      -----------------
                                                      Roger D. Ross

              EXECUTION AND ACKNOWLEDGMENT BY ROSS TECHNOLOGY, INC:


                                                   ROSS TECHNOLOGY, INC.



Date: December 5, 1997                     By:  /s/ Jack W. Simpson, Sr.
                                              --------------------------
                                             Jack W. Simpson, Sr.
                                          President and Chief Executive Officer

                                    EXHIBIT A

                                       **